UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  January 25, 2010

PLY GEM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-114041 (Commission File No.)	20-0645710 (IRS Employer Identification No.)

5020 Weston Parkway, Suite 400 Cary, North Carolina 27513 (Address of principal executive offices)

(919) 677-3900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 25, 2010, the Board of Directors of Ply Gem Holdings, Inc. (the “Company”) approved the addition of Mr. Jeffrey T. Barber as a member of the Board of Directors of the Company and as the Chairman of the audit committee.

Mr. Barber is a certified public accountant who worked for PricewaterhouseCoopers LLP for 31 years and served as the managing partner of PricewaterhouseCoopers’ Raleigh, North Carolina office for 14 years.  Mr. Barber was appointed by the Governor of North Carolina to serve on the State Board of CPA Examiners, where he currently serves as Vice President of the Board.  Mr. Barber is currently a Managing Director with Fennebresque & Co., a Charlotte, North Carolina based investment banking firm.  In addition, Mr. Barber currently serves on the Board of Trustees of Blue Cross Blue Shield of North Carolina, the Board of the North Carolina School of Science and Mathematics Foundation, the North Carolina Museum of Art Foundation as well as other civic organizations.

In connection with the addition of Mr. Barber to the Company’s Board of Directors, Mr. Edward M. Straw has resigned as a member of the Board of Directors of  the Company effective January 25, 2010.

Item 9.01                Financial Statements and Exhibits

99.1                         Press Release, dated January 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

PLY GEM HOLDINGS, INC.

By:	/s/ Shawn K. Poe
Name:	Shawn K. Poe
Title:	Vice President, Chief Financial Officer

Dated: January 25, 2010

EXHIBIT LIST

Exhibit	Description
99.1	Press Release, dated January 25, 2010.